RECEIVABLES PURCHASE AGREEMENT

                        dated as of November 29, 1999



                                      among

                            IMO FUNDING COMPANY, LLC

                             IMO INDUSTRIES INC.



                         LIBERTY STREET FUNDING CORP.



                                       and

                             THE BANK OF NOVA SCOTIA

                                TABLE OF CONTENTS

||

                ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASES
Section 1.1.      Purchase Facility 1
Section 1.2.      Making Purchases  2
Section 1.3.      Purchased Interest Computation      3
Section 1.4.      Settlement Procedures   3
Section 1.5.      Fees  9
Section 1.6.      Payments and Computations, Etc      9
Section 1.7.      Increased Costs   10
Section 1.8.      Requirements of Law     11
Section 1.9.      Inability to Determine Eurodollar Rate    12

                 ARTICLE II. REPRESENTATIONS AND WARRANTIES;
                          COVENANTS; TERMINATION EVENTS

Section 2.1.      Representations and Warranties; Covenants 13
Section 2.2.      Termination Events      13

                         ARTICLE III. INDEMNIFICATION
Section 3.1.      Indemnities by the Seller     13
Section 3.2.      Indemnities by the Servicer   16

                  ARTICLE IV. ADMINISTRATION AND COLLECTIONS
Section 4.1.      Appointment of the Servicer   17
Section 4.2.      Duties of the Servicer  18
Section 4.3.      Establishment and Use of Certain Accounts 19
Section 4.4.      Enforcement Rights      20
Section 4.5.      Responsibilities of the Seller      21
Section 4.6.      Servicing Fee     22

                           ARTICLE V. MISCELLANEOUS
Section 5.1.      Amendments, Etc.  22
Section 5.2.      Notices, Etc      23
Section 5.3.      Assignability     23
Section 5.4.      Costs, Expenses and Taxes     24
Section 5.5.      No Proceedings; Limitation on Payments    25
Section 5.6.      Confidentiality   25
Section 5.7.      GOVERNING LAW AND JURISDICTION      26
Section 5.8.      Execution in Counterparts     26
Section 5.9.      Survival of Termination 26
Section 5.10.     WAIVER OF JURY TRIAL    26
Section 5.11.     Entire Agreement  27
Section 5.12.     Headings    27
Section 5.13.     Issuer's Liabilities    27


EXHIBIT I         Definitions
EXHIBIT II  Conditions of Purchases
EXHIBIT III Representations and Warranties
EXHIBIT IV  Covenants
EXHIBIT V         Termination Events

SCHEDULE I  Credit and Collection Policy
SCHEDULE II Lock-box Banks and Lock-box Accounts
SCHEDULE III      Trade Names

ANNEX A           Form of Monthly Report
ANNEX B           Form of Purchase Notice

      This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of November 29, 1999, among IMO FUNDING COMPANY, LLC, a Delaware limited liability company, as seller (the "Seller"), IMO INDUSTRIES INC., a Delaware corporation ("IMO"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), LIBERTY STREET FUNDING CORP., a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and THE BANK OF NOVA SCOTIA, a Canadian chartered bank acting through its New York Agency ("BNS"), as administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator").

      PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the "Agreement" refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

      The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer desires to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestments made by the Issuer.

      In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

I.                                    ARTICLE
                       AMOUNTS AND TERMS OF THE PURCHASES

1. Section Purchase Facility. On the terms and conditions hereinafter set forth, the Issuer hereby agrees subject to the next sentence to purchase, and make reinvestments in, undivided percentage ownership interests up to the Purchase Limit with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Under no circumstances shall the Issuer make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, the aggregate outstanding Capital of the Purchased Interest would exceed the Purchase Limit.

1. The Seller may, upon at least 30 days' written notice to the Administrator, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $15,000,000.

1. Section Making Purchases. Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice in the form of Annex B delivered to the Administrator in accordance with Section 5.2 (which notice must be received by the Administrator before 11:00 a.m., New York City time): at least two Business Days before the requested purchase date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $250,000, being the "Capital" relating to the undivided percentage ownership interest then being purchased), and (B) the date of such purchase (which shall be a Business Day).

1. On the date of each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, the Issuer shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at Bank of America, N.A., account number 3751450511, ABA 111000012, an amount equal to the Capital (as specified by the Seller pursuant to Section 1.2(a) above) relating to the undivided percentage ownership interest then being purchased.

1. Effective on the date of each purchase pursuant to this Section and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Issuer an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

1. To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Issuer a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and the Collection Account, and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and the Collection Account, and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Purchase and Sale Agreement, and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). The Issuer shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Issuer, all the rights and remedies of a secured party under any applicable UCC.

A. Section Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial purchase hereunder. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. The Purchased Interest as computed (or deemed recomputed) as of the day before the Facility Termination Date shall thereafter remain constant. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller and the Servicer hereunder to the Issuer, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

1. Section Settlement Procedures. The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

1. The Servicer shall, on each Business Day on which Collections of Pool Receivables are received by the Seller or Servicer or are deposited into the Lock-Box Accounts, transfer such Collections therefrom and deposit such Collections into the Collection Account. With respect to such Collections on such day and with respect to any Collection transferred to the Collection Account on such day pursuant to the last paragraph of Section 1.4(e), the Servicer shall:

a) set aside and hold in the Collection Account for the benefit of the Issuer, out of the percentage of such Collections represented by the Purchased Interest, first an amount equal to the Discount accrued through such day for each Portion of Capital and not previously transferred, second, an amount equal to the fees set forth in the Fee Letter accrued through such day for the Purchased Interest and not previously transferred, and third, to the extent funds are available therefor, an amount equal to the Issuer's Share of the Servicing Fee accrued through such day and not previously transferred; and

a) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Issuer, the remainder of the percentage of such Collections, represented by the Purchased Interest, to the extent representing a return on the Capital; such Collections shall be automatically reinvested in Pool Receivables, and in the Related Security and Collections and other proceeds with respect thereto, and the Purchased Interest shall be automatically recomputed pursuant to Section 1.3; it being understood, that prior to remitting to the Seller the remainder of such Collections by way of reinvestment in Pool Receivables, the Servicer shall have calculated the Purchased Interest on such day, and if such Purchased Interest shall exceed 100% on such day, such Collections shall not be remitted to the Seller but shall be set aside and held in the Collection Account for the benefit of the Issuer in accordance with paragraph (iii) below;

a) if such day is a Termination Day (or if such day is a day on which the Purchased Interest exceeds 100%), (A) set aside and hold in the Collection Account for the benefit of the Issuer the entire remainder of the percentage of the Collections represented by the Purchased Interest (or such amount set forth in paragraph (ii) above); provided that so long as the Facility Termination Date has not occurred if any amounts are so set aside on any Termination Day and thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or are waived by the Administrator, such previously set aside amounts shall, to the extent representing a return on the Capital, be reinvested in accordance with the preceding paragraph (ii) on the day of such subsequent satisfaction or waiver of conditions, and (B) set aside and hold in the Collection Account for the benefit of the Issuer the entire remainder of the Collections in the Collection Account represented by the Seller's Share of the Collections, if any; provided that so long as the Facility Termination Date has not occurred if any amounts are so set aside on any Termination Day and thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or are waived by the Administrator, such previously set aside amounts shall be distributed to the Seller on the day of such subsequent satisfaction or waiver of conditions; and

a) during the times when amounts are required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph (iii), release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of (x) such amounts, (y) the amounts that are required to be set aside in the Collection Account pursuant to paragraph (i) above and (z) in the event the Seller is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses (including the Servicing Fee to the extent such Servicing Fee has not already been paid) of such Servicer of servicing, collecting and administering the Pool Receivables.

1. The Servicer shall deposit into the Administration Account (or such other account designated by the Administrator), on each Settlement
Date:

a) Collections held on deposit in the Collection Account for the benefit of the Issuer pursuant to Section 1.4(b)(i) in respect of accrued Discount and accrued and unpaid Fees;

a) Collections held on deposit in the Collection Account for the benefit of the Issuer pursuant to Section 1.4(f); and

a) the lesser of (x) the amount of Collections then held on deposit in the Collection Account for the benefit of the Issuer pursuant to Section 1.4(b)(iii) and (y) the aggregate amount of Capital on such date.

The Servicer shall deposit to its own account from Collections held on deposit in the Collection Account pursuant to Section 1.4(b)(i) in respect of the accrued Servicing Fee, an amount equal to such accrued Servicing Fee.

1. Upon receipt of funds deposited into the Administration Account pursuant to clause (c), the Administrator shall cause such funds to be distributed as follows:

a) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to the Issuer in payment in full of all accrued Discount with respect to each Portion of Capital and accrued and unpaid Fees, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement
Date) in payment in full of the Issuer's Share of accrued Servicing Fees so set aside, and

a) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first to the Issuer in payment in full of all accrued Discount with respect to each Portion of Capital and accrued and unpaid Fees, second to the Issuer in payment in full of Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), third, if IMO or an Affiliate thereof is not the Servicer, to the Servicer in payment in full of the Issuer's Share of all accrued Servicing Fees, fourth, if the Capital and accrued Discount with respect to each Portion of Capital have been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than IMO or an Affiliate thereof) have been paid in full, to the Issuer, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller under this Agreement and, fifth, unless such amount has been retained by the Servicer pursuant to clause (c), to the Servicer (if the Servicer is IMO or an Affiliate thereof) in payment in full of the Issuer's Share of all accrued Servicing Fees.

After the Capital, Discount, and Fees with respect to the Purchased Interest, Servicing Fees, and any other amounts payable by the Seller and the Servicer to the Issuer, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

1.           For the purposes of this Section 1.4:

a) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by any Originator, the Servicer, the Seller or any Affiliate of the Seller, or any setoff or dispute between any Originator, the Seller or any Affiliate of the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

a) if on any day any of the representations or warranties in Section 1(g)or (m) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full (Collections deemed to have been received pursuant to clause (i) and (ii) of this paragraph (e) are hereinafter sometimes referred to as "Deemed Collections");

a) except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

a) if and to the extent the Administrator or the Issuer shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official pursuant to an Event of Bankruptcy) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Administrator or the Issuer but rather to have been retained by the Seller and, accordingly, the Administrator or the Issuer, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

On or before the last day of each Reporting Period that contains one or more days on which Seller is deemed to have received a Collection pursuant to this
Section 1.4(e), Seller shall transfer an amount equal to the aggregate amount of such Deemed Collections to the Collection Account and the Servicer shall distribute such transferred amount in the manner set forth in Section 1.4(c), as if such transferred amount actually had been received by Seller or Servicer on the date of such transfer from the Obligors of such Pool Receivables and as if such transferred amount actually had been deposited into a Lockbox Account on the date of such transfer.

1. If at any time the Seller shall wish to cause the reduction of Capital of the Purchased Interest (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

a) the Seller shall give the Administrator and the Servicer at least two Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence);

a) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

a) the Servicer shall hold such Collections in the Collection Account for the benefit of the Issuer, for payment to the Administrator on the next Settlement Date immediately following the current Settlement Period, and the Capital of the Purchased Interest shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid;

provided, that:

            (A) the amount of any such reduction shall be not less than $5,000,000 and shall be an integral multiple of $1,000,000, and the entire Capital of the Purchased Interest after giving effect to such reduction, if not reduced to zero, shall be not less than $5,000,000 and shall be in an integral multiple of $1,000,000; and

            (B) the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Settlement Period.

A. Section Fees. The Seller shall pay to the Administrator certain fees in the amounts and on the dates set forth in a letter, dated the date hereof, among the Servicer, the Seller and the Administrator (as such letter agreement may be amended, supplemented or otherwise modified from time to time, the "Fee Letter").

1. Section Payments and Computations, Etc. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day.

1. The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 1.0% per annum above the Base Rate, payable on demand.

1. All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

1. Section Increased Costs. If the Administrator, the Issuer, any Purchaser, any other Program Support Provider or any of their respective Affiliates (each an "Affected Person") reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon written demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts reasonably sufficient to compensate such Affected Person. A certificate describing in reasonable detail, such amounts and the basis for such Affected Person's demand for such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

1. If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation occurring after the date hereof or (ii) compliance with any guideline or request occurring after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon written demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts reasonably sufficient to compensate such Affected Person for such increased costs. A certificate describing in reasonable detail, such amounts and the basis for such Affected Person's demand for such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

      (c) In determining the additional amounts necessary to compensate an Affected Person pursuant to clause (a) or (b) above, such Affected Person may use any reasonably method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

A. Section Requirements of Law. If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

            (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall pre-tax net income of such Affected Person, franchise taxes imposed on such Affected Person by the jurisdiction under the laws of which such Affected Party is organized or a political subdivision thereof),

            (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder, or

            (iii) does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon written demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts reasonably necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller describing in reasonable detail the amount and basis for the amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error.

A. Section Inability to Determine Eurodollar Rate. If the Administrator shall have determined before the first day of any Settlement Period (which determination shall be conclusive and binding upon the parties hereto), by reason of circumstances affecting the interbank Eurodollar market, either that:
(a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Issuer (as conclusively determined by the Administrator) of maintaining any Portion of Capital during such Settlement Period, the Administrator shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller before the first day of such Settlement Period. Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate unless and until the Administrator shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (ii) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall, on the immediately succeeding Settlement Date, automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then-current Settlement Periods relating to such Portions of Capital.

I.                                    ARTICLE
                  REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

A. Section Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

A. Section  Termination  Events.  If any of the Termination  Events set forth in
Exhibit V shall occur, the Administrator may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable law, which rights and remedies shall be cumulative.

I.                                    ARTICLE
                                 INDEMNIFICATION

A. Section Indemnities by the Seller. Without limiting any other rights that the Administrator, the Issuer, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, an "Indemnified Party" and collectively, the "Parties") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its officers, directors, agents (including any successor Servicer appointed by the Administrator pursuant to Section 4.1(a)) or counsel, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or a political subdivision thereof. Subject to the exclusions set forth in the preceding sentence, but without otherwise limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

a) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Monthly Report to be true and correct, or the failure of any other information provided to the Issuer or the Administrator with respect to Receivables or this Agreement to be true and correct,

a) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects,

a) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation,

a) the failure to vest in the Issuer a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim,

a) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time, b) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of an Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates),

a) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions hereof or under the Contracts,

a) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract,

a)           the commingling of Collections at any time with other funds,

a)           the use of proceeds of purchases or reinvestments, or

a) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

A. Section Indemnities by the Servicer. Without limiting any other rights that the Administrator, the Issuer or any other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in a Monthly Report to be true and correct, or the failure of any other information provided to the Issuer or the Administrator by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects as of the date made or deemed made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof.

I.                                    ARTICLE
                         ADMINISTRATION AND COLLECTIONS

1. Section Appointment of the Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to IMO (in accordance with this Section) of the designation of a new Servicer, IMO is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence and during the continuation of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed IMO or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

1. Upon the designation of a successor Servicer as set forth in clause (a), IMO agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and IMO shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records and, to the extent legally permissible, use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

1. IMO acknowledges that, in making their decisions to execute and deliver this Agreement, the Administrator and the Issuer have relied on IMO's agreement to act as Servicer hereunder. Accordingly, IMO agrees that it will not voluntarily resign as Servicer.

1. The Servicer may with the prior written consent of the Administrator, delegate its duties and obligations hereunder to any subservicer (each a "Sub-Servicer"); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and the Issuer shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer).

1. Section Duties of the Servicer. The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside, for the accounts of the Seller and the Issuer, the amount of the Collections to which each is entitled in accordance with Article I. The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond a total of 60 days from the invoice date) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that: (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Issuer or the Administrator under this Agreement and (ii) if a Termination Event has occurred and IMO or an Affiliate thereof is serving as the Servicer, IMO or such Affiliate may make such extension or adjustment only upon the prior written approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Issuer), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is IMO or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable which is a Defaulted Receivable or to foreclose upon or repossess any Related Security.

1. The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if IMO or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than IMO or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

1. The Servicer's obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Issuer, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

      After such termination, if IMO or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

A. Section Establishment and Use of Certain Accounts. (a) Prior to the initial purchase hereunder, the Seller shall enter into Lock-Box Agreements establishing the Lock-Box Accounts listed on Schedule II with all of the Lock-Box Banks, and deliver original counterparts thereof to the Administrator.

            (b) The Servicer agrees to establish the Collection Account on or before the date of the first purchase hereunder. The Collection Account shall be used to accept the transfer of Collections of Pool Receivables from the Lock-Box Accounts pursuant to Section 1.4(b) and for such other purposes described in the Transaction Documents.

            (c) Any amounts in the Collection Account may be invested by the Collection Account Bank at the Servicer's direction, in Permitted Investments, so long as Issuer's interest in such Permitted Investments is perfected and such Permitted Investments are subject to no Adverse Claims other than those of the Issuer provided hereunder.

            (d) Upon the occurrence and during the continuation of a Termination Event, the Administrator may at any time thereafter give notice to each Lock-Box Bank and the Collection Account Bank that the Administrator is exercising its rights under the Lock-Box Agreements and the Collection Account Agreement, as applicable, to do any or all of the following: (i) to have the exclusive ownership and control of the Lock-Box Accounts and the Collection Account transferred to the Administrator and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator's instructions, and (iii) to take any or all other actions permitted under the applicable Lock-Box Agreement and the Collection Account Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator.

1.          Section   Enforcement   Rights.   At  any   time   following   the
occurrence and during the continuation of a Termination Event:

a) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

a) the Administrator may give notice of the Issuer's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and

a) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and to the extent legally permissible transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

1. The Seller hereby authorizes the Administrator, and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, after the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

1. Section Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the Seller shall pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator and the Issuer shall not have any obligation or liability with respect to any Pool Asset, nor shall either of them be obligated to perform any of the obligations of the Seller, Servicer or any Originator thereunder.

1. IMO hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, IMO shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that IMO conducted such data-processing functions while it acted as the Servicer.

A. Section Servicing Fee. (a) Subject to clause (b), the Servicer shall be paid a fee equal to 1.0% per annum (the "Servicing Fee Rate") of the daily average aggregate Outstanding Balance of the Pool Receivables. The Issuer's Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller's Share of such fee shall be paid by the Seller.

      (b) If the Servicer ceases to be IMO or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

I.                                    ARTICLE
                                  MISCELLANEOUS

A. Section Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such material amendment shall be effective until both Moody's and Standard & Poor's have notified the Administrator in writing that such action will not result in a reduction or withdrawal of the rating of any Notes. No failure on the part of the Issuer or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Administrator shall provide each Rating Agency with a copy of each amendment to or waiver or consent under this Agreement promptly following the effective date thereof.

A. Section Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

1. Section Assignability. This Agreement and the Issuer's rights and obligations herein (including ownership of the Purchased Interest or an interest therein) shall be assignable, in whole or in part, by the Issuer and its successors and assigns with the prior written consent of the Seller; provided, however, that such consent shall not be unreasonably withheld; and provided further, that no such consent shall be required if the assignment is made to BNS, any Affiliate of BNS, any Purchaser or other Program Support Provider or any Person that is:
(i) in the business of issuing Notes and (ii) associated with or administered by BNS or any Affiliate of BNS.

1. The Issuer may at any time grant to one or more banks or other institutions (each a "Purchaser") party to the Liquidity Agreement, or to any other Program Support Provider, participating interests in the Purchased Interest. In the event of any such grant by the Issuer of a participating interest to a Purchaser or other Program Support Provider, the Issuer shall remain responsible for the performance of its obligations hereunder and except as otherwise provided herein, Seller and Servicer shall continue to deal with Issuer as if Issuer had not granted such participating interest. The Seller agrees that each Purchaser or other Program Support Provider shall be entitled to the benefits of Sections
1.8 and 1.9.

1. This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; provided, that unless: (i) such assignment is to an Affiliate of BNS, (ii) it becomes unlawful for BNS to serve as the Administrator or (iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld.

1. Except as provided in Section 4.1(d), none of the Seller, IMO or the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

1. Without limiting any other rights that may be available under applicable law, the rights of the Issuer may be enforced through it or by its agents.

1. Section Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Section 3.1, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, the Issuer and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents. Unless a Termination Event or Unmatured Termination Event shall exist, the Seller shall only be responsible for the cost of one periodic internal audit described above in any twelve month period.

1. In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

A. Section No Proceedings; Limitation on Payments. Each of the Seller, IMO, the Servicer, the Administrator, each assignee of the Purchased Interest or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Issuer is paid in full. The provision of this Section 5.5 shall survive any termination of this Agreement.

A. Section Confidentiality. Unless otherwise required by applicable law, each of the Seller and Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts hereof and thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, (b) the Seller's legal counsel and auditors if they agree to hold it confidential, (c) in filings made under securities laws and (d) the parties to the Credit Agreement. Unless otherwise required by applicable law, each of the Administrator and the Issuer agrees to maintain the confidentiality of all information regarding IMO and its Subsidiaries, this Agreement and the other Transaction Documents (and all drafts hereof and thereof) in communications with third parties and otherwise; provided that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to IMO, (ii) legal counsel and auditors of the Issuer or the Administrator if they agree to hold it confidential, (iii) the rating agencies rating the Notes to the extent such information relates to the Receivables Pool or the transactions contemplated by this Agreement, or if not so related, upon obtaining the prior consent of IMO (such consent not to be unreasonably withheld), (iv) any Program Support Provider or potential Program Support Provider to the extent such information relates to the Receivables Pool or the transactions contemplated by this Agreement, or if not so related, upon obtaining the prior written consent of IMO (such consent not to be unreasonably withheld), (v) any placement agent placing the Notes, and (vi) any regulatory authorities having jurisdiction over BNS, the Issuer any Program Support Provider or any Purchaser.

1. Section GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

1. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE
NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY
SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

A. Section Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

A. Section Survival of Termination. The provisions of Sections 1.8, 1.9, 3.1, 3.2, 5.4, 5.5, 5.6, 5.7, 5.8, 5.10 and 5.13 shall survive any termination of this Agreement.

A. Section WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

A. Section Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

A. Section Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

A. Section Issuer's Liabilities. The obligations of the Issuer under the Transaction Documents are solely the corporate obligations of the Issuer. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of the Issuer; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

                         Receivables Purchase Agreement

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                      IMO  FUNDING  COMPANY,
                              LLC,
                                    as Seller

                              By:
                               Name: John A. Young

                              Title: Vice President

                                    Address:
                                    9211 Forest Hill Avenue
                                    Suite 109
                                    Richmond, Virginia 23235
                                    Attention: John A. Young
                                    Telephone: (804) 327-5673
                                    Facsimile: (804) 327-5688

                              IMO INDUSTRIES INC.


                              By:
                               Name: John A. Young

                              Title: Vice President

                                    Address:

                                    997 Lenox Drive
                                    Suite 111
                                    Lawrence, New Jersey 08648
                                    Attention: Thomas M. O'Brien
                                    Telephone: (609) 896-7627
                                    Facsimile: (609) 896-7633

                                                LIBERTY STREET FUNDING CORP.
                                    as Issuer

                                                By:
                              Name:
                              Title:

                                    Address:

                                  Liberty Street Funding Corp.
                                  c/o Global Securitization
                                     Services, LLC

                             25 West 43rd Street, Suite 704
                            New York, New York 10036

                                  Attention: Andrew L. Stidd
                                  Telephone No.: (212) 302-8330
                                  Facsimile No.: (212) 302-8767

                                  With a copy to:

                                  The Bank of Nova Scotia

                                One Liberty Plaza

                            New York, New York 10006

                                                          Attention:   Dorothy

                              Poli

                                                          Telephone       No.:
                                 (212) 225-5000

                                                          Facsimile       No.:
                                 (212) 225-5090

                                                      THE BANK OF NOVA SCOTIA,
                                as Administrator

                                                By:

                        Name:_______________________________

                        Title:______________________________

                                    Address:

                                  The Bank of Nova Scotia

                                One Liberty Plaza

                            New York, New York 10006

                                                    Attention:   Dorothy Poli

                             Telephone       No.: (212) 225-5000
                             Facsimile       No.: (212) 225-5090

                                    EXHIBIT I

                                   DEFINITIONS

      As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

      "Accrued Customer Rebate" means the aggregate current accrued amount recorded on the accounting ledgers of the Originators, which amount is owed to the Obligors as a result of discounts.

      "Accrued Customer Rebate Reserve" means an amount equal to (i) prior to January 1, 2000, zero and (ii) on and after January 1, 2000, the Accrued Customer Rebate.

      "Administration Account" means the account, account number 2158-13 of the Administrator maintained at the office of The Bank of Nova Scotia, or such other account as may be so designated in writing by the Administrator to the Servicer.

      "Administrator" has the meaning set forth in the preamble to the Agreement.

      "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Issuer or the Administrator (for the benefit of the Issuer) shall not constitute an Adverse Claim.

      "Affected Person" has the meaning set forth in Section 1.7 of the Agreement.

      "Affiliate" means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

      "Agreement" has the meaning set forth in the preamble to the Agreement.

      "Alternate Rate" for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to: (a) the Applicable Margin plus the Eurodollar Rate or, in the sole discretion of the Administrator, (b) the Base Rate plus the Applicable Margin for such Settlement Period; provided, however, that the "Alternate Rate" for any day while a Termination Event exists shall be an interest rate equal to the greater (i) 1.0% per annum above the Base Rate in effect on such day or (ii) the Applicable Margin plus the Base Rate in effect on such day.

      "Applicable Margin" has the meaning set forth in the Fee Letter.

      "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel, which fees, disbursements and costs shall be set forth in reasonably detailed statements.

      "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.ss. 101, et seq.), as amended from time to time.

      "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

1. the rate of interest in effect for such day as publicly announced from time to time by BNS in New York, New York as its "reference rate". Such "reference rate" is set by BNS based upon various factors, including BNS's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

1.           0.75% per annum above the latest Federal Funds Rate.

      "Benefit  Plan"  means any  employee  benefit  pension  plan as defined in
Section 3(2) of ERISA in respect of which the Seller, each Originator, IMO or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

      "BNS" has the meaning set forth in the preamble to the Agreement

      "Business  Day" means any day (other  than a Saturday or Sunday) on which:
(a) banks are not authorized or required to close in New York, New York or Chicago, Illinois and (b) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

      "Capital" means the amount paid to the Seller in respect of the Purchased Interest by the Issuer pursuant to the Agreement, or such amount divided or combined in order to determine the Discount applicable to any portion of Capital, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

      "Change in Control" means that IMO ceases to own, directly or indirectly, 100% of the capital stock of the Seller free and clear of all Adverse Claims.

      "Closing Date" means November 30, 1999.

      "Collections" means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections and (c) all other proceeds of such Pool Receivable.

      "Collection Account" means that certain bank account numbered 3751450511 maintained at Bank of America, N.A. which is (i) identified as the "Imo Funding Company, LLC Collection Account," (ii) in the Seller's name, (iii) pledged, on a first-priority basis, to the Issuer pursuant to Section 1.2(d), and (iv) is governed by a Collection Account Agreement.

      "Collection Account Agreement" means a letter agreement among the Seller, the Agent and the Collection Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement.

      "Collection  Account  Bank"  means  the bank  maintaining  the  Collection
Account.

      "Company Note" has the meaning set forth in Section 3.2 of the Purchase and Sale Agreement.

      "Concentration Percentage" means: (a) for any Group A Obligor, 12%, (b) for any Group B Obligor, 12%, (c) for any Group C Obligor, 6% and (d) for any Group D Obligor, 3%; provided, however, that the Issuer may, with prior written consent from the Administrator and the Liquidity Agent, and if the Rating Agency Condition is satisfied, approve higher Concentration Percentages for selected Obligors

      "Contract" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

      "CP Rate" for any Settlement Period for any Portion of Capital of the Purchased Interest means, to the extent the Issuer funds such Portion of Capital by issuing Notes, a rate per annum equal to the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Issuer on each day during such period have been sold by any placement agent or commercial paper dealer selected by the Administrator on behalf of the Issuer during such Settlement Period to fund such Portion of Capital; provided, that if the rate (or rates) is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum.

      "Credit Agreement" means the Credit Agreement, dated as of August 29, 1997, (as amended, supplemented or otherwise modified from time to time) among IMO, Colfax Corporation (formerly known as II Acquisition Corp.), a Delaware corporation, BNS, as the administrative agent and the documentation agent, NationsBanc Capital Markets, Inc., as syndication agent and certain financial institutions from time to time parties thereto.

      "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of each Originator in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

      "Days' Sales Outstanding" means, for any Reporting Period, an amount computed as of the last day of such Reporting Period equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent Reporting Periods ended on the last day of such Reporting Period, divided by (b) the aggregate amount of new Receivables generated by each Originator during the three Reporting Periods ended on or before the last day of such Reporting Period, multiplied by (c) 90.

      "Debt" means,  without  duplication:  (a) indebtedness for borrowed money,
(b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

      "Deemed Collections" has the meaning set forth in Section 1.4(e)(ii) of the Agreement.

      "Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Reporting Period by dividing: (a) the sum of (i) the aggregate Outstanding Balance (excluding credit balances) of all Pool Receivables as to which any payment, or part thereof, remained unpaid for more than 90 to and including 120 days from the original due date for such payment during such Reporting Period plus (ii) the aggregate Outstanding Balance of all Pool Receivables that remained unpaid for less than 91 days from the original due date and were written off as uncollectible during such Reporting Period, by (b) the aggregate credit sales made by each Originator during the Reporting Period that is five Reporting Periods before such Reporting Period.

      "Defaulted Receivable" means a Receivable:

            (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment, or

            (b) without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or
      (ii) which has been, or, consistent with the Credit and Collection Policy would be, written off the Seller's books as uncollectible.

      "Delinquency Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Reporting Period by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by
(b) the Net Receivables Pool Balance on such day.

      "Delinquent Receivable" means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.

      "Dilution Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Reporting Period by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such calendar month (other than Accrued Customer Rebate) by (b) the aggregate credit sales made by each Originator during the Reporting Period that is two Reporting Periods before such Reporting Period.

      "Dilution Reserve" means, on any day, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b) (i) the Dilution Reserve Percentage, divided by (ii) 1 minus the Dilution Reserve Percentage.

      "Dilution Reserve Percentage" means (a) 2.5%,; provided, however, if the Dilution Ratio is equal to or greater than 6% then (b) 5.0%.

      "Discount" means:

            (a) for the Portion of Capital for any Settlement Period to the extent the Issuer will be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

                               CPR x C x ED/360

            (b) for the Portion of Capital for any Settlement Period to the extent the Issuer will not be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

                              AR x C x ED/Year + TF

      where:

                  AR    =     the  Alternate  Rate for the  Portion of Capital
                        for such Settlement Period,

                  C     =     the  relevant  Portion  of Capital  during  such
                        Settlement Period,
                  CPR   =     the CP Rate for the Portion of Capital,

                  ED    =     the   actual   number   of  days   during   such
                        Settlement Period,

            Year  =     if such Portion of Capital is funded  based upon:  (i)
                        the  Eurodollar  Rate,  360  days,  and  (ii) the Base
                        Rate, 365 or 366 days, as applicable, and

                  TF    =     the Termination  Fee, if any, for the Portion of
                        Capital for such Settlement Period;

provided, however, that during the occurrence and continuance of a Termination Event, the CP Rate shall not be available and Discount for the Portion of Capital shall be determined for each day in a Settlement Period using a rate equal to the Base Rate in effect on such day plus 1.0%; provided, further, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

      "Eligible Receivable" means, at any time, a Pool Receivable:

            (a) the Obligor of which is (i) a United States resident; provided, however, if the Obligor of such Receivable is a resident of a jurisdiction other than the United States, such Receivable shall satisfy the requirements of this clause (a)(i) if the aggregate Outstanding Balance of all Pool Receivables of such Obligor that are Eligible Receivables when added to the aggregate Outstanding Balance of all other Eligible Receivables of the Obligors that are not residents of the United States shall not exceed 5% of the Net Receivables Pool Balance at such time, (ii) not a government or a governmental subdivision, affiliate or agency; provided, however, if the Obligor of such Receivable is a government or a governmental subdivision, affiliate or agency, such Receivable shall satisfy the requirements of this clause (a)(ii) if the aggregate Outstanding Balance of all Pool Receivables of such Obligor that are Eligible Receivables when added to the aggregate Outstanding Balance of all other Eligible Receivables of the Obligors that are governments or governmental subdivisions, affiliates or agencies shall not exceed 7.5% of the Net Receivables Pool Balance at such time, (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement and (iv) not an Affiliate of IMO or any Affiliate of IMO,

            (b) that is denominated and payable only in U.S. dollars in the United States,

            (c) that does not have a stated maturity which is more than 30 days after the original invoice date of such Receivable,

            (d) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of each Originator's business,

            (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

            (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect,

            (g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim,

            (h) that satisfies all applicable requirements of the Credit and Collection Policy,

            (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,

            (j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor),

            (k) for which the Issuer shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

            (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

            (m) that is not a Defaulted Receivable,

            (n) for which none of the Originators, the Seller nor the Servicer has established any offset arrangements with the related Obligor,

            (o) for which the sum of Delinquent Receivables and Defaulted Receivables of the related Obligor do not exceed 25% of the Outstanding Balance of all such Obligor's Receivables, and

            (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by any Originator.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "ERISA Affiliate" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, Servicer or any Originator, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, Servicer or any Originator, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, Servicer, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

      "Eurodollar Rate" means, for any Settlement Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                                             LIBOR

                  100% - Eurodollar Rate Reserve Percentage

where "Eurodollar Rate Reserve Percentage" means, for any Settlement Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Settlement Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency" funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Settlement Period.

      "Event of Bankruptcy" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the U.S. Bankruptcy Code.

      "Excess Concentration" means the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the Concentration Percentage, for such Obligor, multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

      "Facility Termination Date" means the earliest to occur of: (a) November 30, 2004,(b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement and (d) the date that the commitments of the Purchasers terminate under the Liquidity Agreement.

      "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds
(Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

      "Fee Letter" has the meaning set forth in Section 1.5 of the Agreement.

      "Fees" means the fees payable by the Seller to the Administrator pursuant to the Fee Letter.

      "GAAP" means the generally accepted United States accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Group A Obligor" means any Obligor with a short-term  rating of at least:
(a) "A-1" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "A+" or better by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-1" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "A1" or better by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

      "Group B Obligor" means an Obligor, not a Group A Obligor with a short-term rating of at least: (a) "A-2" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB+" to "A" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-2" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa1" to "A2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

      "Group B Obligor Percentage" means, at any time, for each Group B Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group B Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

      "Group C Obligor" means an Obligor, not a Group A Obligor or Group B Obligor, with a short-term rating of at least: (a) "A-3" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB-" to "BBB" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-3" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa3" to "Baa2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities."

      "Group C Obligor Percentage" means, at any time, for each Group C Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group C Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

      "Group D Obligor" means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

      "Group D Obligor Percentage" means, at any time, for each Group D Obligor:
(a) the aggregate Outstanding Balance of the Eligible Receivables of such Group D Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

      "IMO" has the meaning set forth in the preamble to the Agreement.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of Seller, Servicer, any Originator or any other Subsidiary or Affiliate of Servicer, any qualification or exception to such opinion or certification:

            (i)  which is of a "going concern" or similar nature; or

            (ii) which  relates to the limited scope of  examination  of matters
      relevant  to  such   financial   statement   (other   than  any   standard
      qualification of such nature).

      "Indemnified Amounts" has the meaning set forth in Section 3.1 of the Agreement.

      "Indemnified Party" has the meaning set forth in Section 3.1 of the Agreement.

      "Independent  Director"  has the  meaning set forth in  paragraph  3(c) of
Exhibit IV to the Agreement.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

      "Issuer" has the meaning set forth in the preamble to the Agreement.

      "Issuer's Share" of any amount means such amount multiplied by the Purchased Interest at the time of determination.

      "LIBOR" means the rate of interest per annum determined by the Administrator to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Administrator by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Portion of Capital to be funded at the Eurodollar Rate during such Settlement Period would be offered by major banks in the London interbank market to such Reference Bank at its request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Settlement Period.

      "Liquidity Agent" means BNS in its capacity as the Liquidity Agent pursuant to the Liquidity Agreement.

      "Liquidity Agreement" means the Liquidity Asset Purchase Agreement, dated as of November 29, 1999, among the purchasers from time to time party thereto, the Issuer and BNS, as Administrator and Liquidity Agent, as the same may be further amended, supplemented or otherwise modified from time to time.

      "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving Collections.

      "Lock-Box Agreement" means an agreement, in substantially the form of Annex C to the Agreement, among the Seller, the Servicer and a Lock-Box Bank.

      "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

      "Loss Reserve" means, on any date, an amount equal to (a) the Capital at the close of business of the Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 1 minus the Loss Reserve Percentage on such date.

      "Loss Reserve  Percentage"  means, on any date, the greater of: (a) 12.0%,
(b) 2 times the Delinquency Ratio and (c) (i) the product of (x) 2 times the highest average of the Default Ratios for any three consecutive Reporting Periods during the thirteen most recent Reporting Periods multiplied by (y) the aggregate credit sales made during the five most recent Reporting Periods divided by (ii) the Net Receivables Pool Balance on such date.

      "Material Adverse Effect" means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

            (a) the assets, operations, business or financial condition of such Person and its consolidated Subsidiaries, taken as a whole,

            (b) the ability of any such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party,
            (c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

            (d) the status, perfection, enforceability or priority of the Issuer's or the Seller's interest in the Pool Assets.

      "Monthly Report" means a report, in substantially the form of Annex A to the Agreement, furnished to the Administrator pursuant to the Agreement.

      "Moody's" means Moody's Investors Service, Inc.

      "Net Receivables Pool Balance" means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.

      "Notes" means short-term promissory notes issued, or to be issued, by the Issuer to fund its investments in accounts receivable or other financial assets.

      "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

      "Originator" has the meaning set forth in the Purchase and Sale Agreement.

      "Originator Assignment Certificate" means the assignment, in substantially the form of Exhibit E to the Purchase and Sale Agreement, evidencing Seller's ownership of the Receivables generated by each Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Sale Agreement.

      "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

      "Payment Date" has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement.

      "Permitted Investments" means certificates of deposit that are not represented by instruments, have a maturity of one week or less and are issued by the Collection Account Bank (with respect to the investment of funds in the Collection Account) or The Bank of Nova Scotia; provided, however, that the Administrator on behalf of Issuer) may, from time to time, upon the later of (x) three Business Days' prior written notice to Servicer and (y) the end of the current maturity period with respect to certificates of deposits invested prior to the Servicers receipt of such notice, remove from the scope of "Permitted Investments" certificates of deposit of any such bank(s) and with the prior consent of the Servicer (which consent shall not be unreasonably withheld) specify to be within such scope, certificates of deposit of any other bank.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

      "Pool Assets" has the meaning set forth in Section 1.2(d) of the Agreement.

      "Pool Receivable" means a Receivable in the Receivables Pool.

      "Portion of Capital" means any separate portion of Capital being funded or maintained by the Issuer (or its successors or permitted assigns) by reference to a particular interest rate basis.

      "Program Support Agreement" means and includes the Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for:
(a) the issuance of one or more letters of credit for the account of the Issuer,
(b) the issuance of one or more surety bonds for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or (d) the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer's Receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

      "Program Support Provider" means and includes any Purchaser and any other Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Issuer pursuant to any Program Support Agreement.

      "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of November 29, 1999 among the Seller, the Originators named therein and IMO, as such agreement may be amended, amended and restated, supplement or otherwise modified from time to time.

      "Purchase  and Sale  Indemnified  Amounts"  has the  meaning  set forth in
Section 9.1 of the Purchase and Sale Agreement.

      "Purchase and Sale Indemnified Party" has the meaning set forth in Section
9.1 of the Purchase and Sale Agreement.

      "Purchase and Sale Termination  Date" has the meaning set forth in Section
1.4 of the Purchase and Sale Agreement.

      "Purchase and Sale Termination Event" has the meaning set forth in Section
8.1 of the Purchase and Sale Agreement.

      "Purchase Facility" has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

      "Purchase Limit" means $35,000,000, as such amount may be reduced pursuant to Section 1.1(b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.

      "Purchase Price" has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

      "Purchase Report" has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

      "Purchased Interest" means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                              Capital + Total Reserves

                          Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section
1.3 of the Agreement.

      "Purchaser" has the meaning set forth in Section 5.3(b) of the Agreement.

      "Rating Agencies" means Moody's and Standard & Poor's.

      "Rating Agency Condition" means, with respect to any event or occurrence, receipt by the Issuer of written confirmation from Standard & Poor's and Moody's that such event or occurrence shall not cause the rating on the then outstanding Notes to be downgraded or withdrawn.

      "Receivable" means any indebtedness and other obligations owed to the Seller as assignee of each Originator or such Originator by, or any right of the Seller or such Originator to payment from or on behalf of, an Obligor whether constituting an account, chattel paper, instrument or general intangible arising in connection with the sale of goods or the rendering of services by such Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto.

      "Receivables Pool" means, at any time, all of the then outstanding Receivables purchased or purported to be purchased by the Seller pursuant to the Purchase and Sale Agreement prior to the Facility Termination Date.

      "Reference Bank" means BNS.

      "Related Rights" has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

      "Related Security" means, with respect to any Receivable:

            (a) all of the Seller's, and each Originator's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

            (b) all instruments and chattel paper that may evidence such Receivable,

            (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

            (d) all of the Seller's and each Originator's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

      "Reporting Period" means each period commencing on the first day of Seller's fiscal month and ending on the last day of such fiscal month.

      "Seller" has the meaning set forth in the preamble to the Agreement.

      "Seller's Share" of any amount means the greater of: (a) $0 and (b) such amount minus the Issuer's Share.

      "Servicer" has the meaning set forth in the preamble to the Agreement.

      "Servicing Fee" shall mean the fee referred to in Section 4.6 of the Agreement.

      "Servicing Fee Rate" shall mean the rate referred to in Section 4.6 of the Agreement.

      "Servicing Fee Reserve" at any time means the sum of (a) the then accrued and unpaid Servicing Fee plus (b) the product of (i) the Outstanding Balance of Pool Receivables at such time, times (ii) the product of (x) the Servicing Fee Rate multiplied by (y) a fraction, the numerator of which is 1.5 times the Days' Sales Outstanding (calculated on the last day of the most recent preceding Reporting Period) and the denominator of which is 360.

      "Settlement Date" means (a) prior to the Facility Termination Date, the last day of each calendar month (or if such day is not a Business Day, then the next following Business Day) and (b) on and after the Facility Termination Date, each day selected from time to time by the Administrator (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily), or, in the absence of any such selection, the day which would be the Settlement Date for such Portion of Capital pursuant to clause (a) of this definition.

      "Settlement Period" means, with respect to each Portion of Capital of the Purchased Interest: (a) with respect to any Portion of Capital funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending on (and including) the last day of the current calendar month, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Settlement Period for such Portion of Capital and ending on (and including) the last day of the current calendar month; and (b) with respect to any Portion of Capital not funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending on (but excluding) the next following Settlement Date, and (ii) thereafter, each period commencing on a Settlement Date and ending on (but excluding) the next following Settlement Date; provided, that

                  (i) any Settlement  Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Settlement Period is computed by reference to the Eurodollar Rate, and such Settlement Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Settlement Period shall end on the next preceding Business Day;

                  (ii) in the case of any  Settlement  Period for any Portion of
            Capital of the Purchased Interest which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Settlement Period shall end on such Facility Termination Date and the duration of each Settlement Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator; and

                  (iii) any  Settlement  Period in respect of which  Discount is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the Seller, by the Administrator any time, in which case the Portion of Capital allocated to such terminated Settlement Period shall be allocated to a new Settlement Period commencing on (and including) the date of such termination and ending on (but excluding) the next following Settlement Date, and shall accrue Discount at the Alternate Rate and based on the Base Rate.

      "Solvent" means, with respect to any Person at any time, a condition under which:

            (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

            (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

            (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

            (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

      For purposes of this definition:

            (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

            (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

            (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

            (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

      "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

      "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

      "Termination Day" means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

      "Termination Event" has the meaning specified in Exhibit V to the Agreement.

      "Termination Fee" means, for any Settlement Period during which a Termination Day occurs, the amount, if any, by which: (a) the additional
Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b) the income, if any, received by the Issuer from investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.

      "Total Reserves" means, at any time the sum of : (a) the Yield Reserve, plus (b) Servicing Fee Reserve, plus (c) the Loss Reserve, plus (d) the Dilution Reserve, plus (e) the Accrued Customer Rebate Reserve.

      "Transaction Documents" means the Agreement, the Lock-Box Agreement(s) and the Collection Account Agreement, the Fee Letter, the Purchase and Sale Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

      "Unmatured Purchase and Sale Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

      "Unmatured Termination Event" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

      "Yield Reserve" means, at any time:

                        ( BR  x 1.5(DSO) x Capital)
                          360
      where:

            BR    =     the Base Rate in effect at such time, and

            DSO   =     Days' Sales Outstanding.

      Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES

      I. Conditions Precedent to Initial Purchase. The initial purchase under this Agreement is subject to the following conditions precedent that the Administrator shall have received on or before the date of such purchase, each in form and substance (including the date thereof) satisfactory to the

                                 Administrator:

         A. A counterpart of the Agreement and the other Transaction Documents executed by the parties thereto.

         A. Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Servicer and each Originator authorizing the execution, delivery and performance by the Seller, the Servicer and such
  Originator, as the case may be, of the Agreement and the other Transaction
    Documents to which it is a party; (ii) all documents evidencing other necessary organizational or corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and
 (iii) the certificate of incorporation and by-laws or the limited liability company agreement, as applicable, of the Seller, the Servicer and such
                                 Originator.

       A. A certificate of the Secretary or Assistant Secretary of the Seller, the Servicer and each Originator certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Administrator receives a subsequent incumbency certificate from the Seller, the Servicer and such Originator, as the case may be, the Administrator shall be entitled to rely on the last such certificate delivered to it by the Seller, the Servicer and such Originator, as the case may be.

     A. Acknowledgment copies, or time stamped receipt copies, of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller and the Issuer contemplated by the Agreement, the Purchase and Sale Agreement and
                             the Sale Agreement.

     A. Acknowledgment copies, or time-stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by any Originator or the Seller.

       A. Completed UCC search reports, dated on or shortly before the date of the initial purchase hereunder, listing the financing statements filed in all applicable jurisdictions referred to in subsection (e) above that name, any Originator or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty

    Corporation in such jurisdictions, as the Administrator may reasonably request, showing no Adverse Claims on any Pool Assets.

      A. copies of the executed (i) Lock-Box Agreement with the Lock-Box
 Bank and (ii) Collection Account Agreement with the Collection Account Bank.

           A. Favorable opinions, in form and substance reasonably satisfactory to the Administrator, of Hogan & Hartson LLP, special counsel for Seller, Servicer and each Originator.

         A. Satisfactory results of a review and audit (performed by representatives of the Administrator) of the Servicer's collection, operating and reporting systems, the Credit and Collection Policy of each Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer's operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

      A. A pro forma Monthly Report representing the performance of the Receivables Pool for the Reporting Period before closing.

     A. Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement and the Fee Letter.

       A. The Fee Letter duly executed by the Seller and the Servicer.

      A. Good standing certificates with respect to each of the Seller, each Originator and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person's organization and principal place of business.

      A. Letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the transaction contemplated by the Agreement.

     A. The Liquidity Agreement and all other Transaction Documents duly executed by the parties thereto.

          A. A file (computer generated or otherwise) containing all information with respect to the Receivables as the Administrator or the
                        Issuer may reasonably request.

     A. Such other approvals, opinions or documents as the Administrator or the Issuer may reasonably request.

       I. Conditions Precedent to All Purchases and Reinvestments. Each purchase (except as to clause (a), including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

      A. in the case of each purchase, the Servicer shall have delivered to the Administrator on or before such purchase, in form and substance satisfactory to the Administrator, a completed pro forma Monthly Report to reflect the level of Capital and related reserves after such subsequent purchase; and

        A. on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or
reinvestment           shall be  deemed a  representation  and  warranty  by the
                       Seller that such statements are then true):

      1. the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date;
                                       and

       1. no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an
                          Unmatured Termination Event.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

       1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

         A. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of
 Delaware, and is duly qualified to do business and is in good standing as a foreign limited liability company in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

       A. The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action; (iii) do not contravene or result in a default under or conflict with: (A) its certificate of formation, limited liability company agreement or any other organizational document of the Seller, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

      A. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform
  Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.

       A. Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
      B. There is no pending or, to Seller's best knowledge, threatened action or proceeding affecting Seller or any of its properties before any
                      Governmental Authority or arbitrator.

      A. No proceeds of any purchase or reinvestment will be used by the Seller to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         A. The Seller is the legal and beneficial owner of the Pool
 Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, the Issuer shall acquire a valid and enforceable perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a security interest in favor of the Issuer in the Pool

  Assets, and the Issuer has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of the Seller pursuant to the Purchase and Sale Agreement and the Issuer relating to the

                                   Agreement.

       A. Each Monthly Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or as of the date so furnished,

       A. The Seller's principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables are located at the address referred to in
            Sections 1(b) and 2(b) of Exhibit IV to the Agreement.

     A. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the

Administrator          in  accordance  with  the  Agreement)  and  all  Lock-Box
                       Accounts are subject to Lock-Box Agreements.

         A. The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.
     B. No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including
               Regulations G or U of the Federal Reserve Board.

      A. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

      A. No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

     A. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

     A. The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other
               Transaction Documents that are applicable to it.

       A. The Seller's complete organizational name is set forth in the preamble to the Agreement, and it does not use and has not during the last five years used any other organizational name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to Section 1(k)(iv) of
                         Exhibit IV to the Agreement.

          A. The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment
  Company Act of 1940, as amended. In addition, the Seller is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as

                                    amended.

           (s) The Seller reasonably believes that all internal computer operations that are material to its business operations will be able to perform properly date sensitive functions for all dates before, on and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.


      2. Representations and Warranties of IMO (including in its capacity as the Servicer). IMO, individually and in its capacity as the Servicer, represents and warrants as follows:

      A. IMO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse

                                     Effect.

      A. The execution, delivery and performance by IMO of the Agreement and the other Transaction Documents to which it is a party, including the
Servicer's use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which IMO is a party have been duly executed and delivered by IMO.

      A. No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by IMO of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.

       A. Each of the Agreement and the other Transaction Documents to which IMO is a party constitutes the legal, valid and binding obligation of
     IMO enforceable against IMO in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      A. The balance sheets of IMO and its consolidated Subsidiaries as at December 31, 1998, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present the financial condition of IMO and its consolidated Subsidiaries as at such date and the results of the operations of IMO and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1998 there has been no event or circumstances which have had a Material Adverse Effect.

         A. Except as disclosed in the most recent audited financial statements of IMO furnished to the Administrator, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that could have a Material Adverse Effect.

           A. Each Monthly Report (if prepared by IMO or one of its Affiliates, or to the extent that information contained therein is supplied by IMO or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished.

     A. IMO is not in violation of any order of any court, arbitrator or Governmental Authority, which could have a Material Adverse Effect.

        A. The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each
                  Receivable originated by such Originator.

       (j) IMO reasonably believes that all internal computer operations that are material to its business operations will be able to perform properly date sensitive functions for all dates before, on and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                   EXHIBIT IV

                                    COVENANTS

            1. Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

         A. Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

        A. Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, pursuant to clause (k)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the
    Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or organizational structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement

  "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the
 Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

         A. Performance and Compliance with Contracts and Credit and
 Collection Policy. The Seller shall (and shall cause the Servicer to) fully comply in all material  respects  with the  applicable  Credit and  Collection
      Policies with regard to each Receivable and the related Contract.

      A. Ownership Interest, Etc. The Seller shall (and shall cause the
   Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Issuer, including taking such action to perfect, protect or more fully evidence the interest of the

   Issuer as the Issuer, through the Administrator, may reasonably request.

         A. Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or
     upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

     A. Extension or Amendment of Receivables. Except as provided in the Agreement, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

       A. Change in Credit and Collection Policy. The Seller shall not make (or permit any Originator to make) any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy that would adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or the ability of the Seller or Servicer to perform its obligations under any related Contract or under the Agreement.

       A. Audits. The Seller shall (and shall cause each Originator to) from time to time during regular business hours, as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator permit the Administrator, or its agents or representatives:

 (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or such Originator) relating to Receivables and the
   Related Security, including the related Contracts, and (ii) to visit the offices and properties of the Seller and each Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's,
 Servicer's or such Originator's performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller, Servicer or such Originator having knowledge of such matters.

         A. Change in Lock-Box Banks, Lock-Box Accounts and Payment
   Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or any Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the

   Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, any Originator, the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

      A. Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors to make payments of all
Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account and the Collection Account shall at all times be subject to a Lock-Box Agreement and a Collection Account Agreement, respectively. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

          A. Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

      1. as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller, containing unaudited financial statements for such year certified as to accuracy by the chief financial officer or treasurer of the

                                     Seller;

      1. as soon as possible and in any event within five days after the Seller becomes aware of the occurrence of each Termination Event or Unmatured
 Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

       1. promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the
  U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of
 Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;

      1. at least thirty days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

      1. promptly after the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;

        1. promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or any Originator;

         1. such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its
Affiliates as the Administrator may from time to time reasonably request; and

               (viii) as soon as available and in any event within 140 days after the end of each fiscal year of Seller, the Seller shall, at the Seller's expense, cause a firm of independent public accountants (who may be the independent public accountants who verify the IMO's annual audited financial statements), reasonably acceptable to the Administrator, to furnish a report to the Administrator, to the effect that such firm has (i) compared the information contained in the Monthly Reports delivered during such fiscal year then ended with the information contained in the Seller's records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the
          Monthly Reports reconciles with the information contained in the Seller's records and computer systems and that the servicing of the

       Receivables has been conducted in compliance with the Agreement, (ii) confirmed the Net Receivables Pool Balance as of the end of each

         Settlement Period during such fiscal year, (iii) verified that the Receivables treated by the Seller as Eligible Receivables in fact satisfied the requirements of the definition thereof contained in

             Exhibit I to the Agreement, and (iv) conducted a "negative confirmation" of a sample of Receivables and verified that the Seller's records and computer systems used in servicing the Receivables contained correct information with regard to due dates and outstanding balances, except in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

       A. Certain Agreements. Without the prior written consent of the Administrator, the Seller will not (and will not permit any Originator to)
 amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller's certificate of incorporation or by-laws.

      A. Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock,
 (B) declare or pay any dividend or set aside any funds for any such purpose,
  (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as "Restricted Payments").

             (ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted

        Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company
         Notes in accordance with its terms, and (B) if no amounts are then outstanding under the Company Notes, the Seller may declare and pay dividends.

              (iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of the
       Agreement. Furthermore, the Seller shall not pay, make or declare: (A)
      any dividend if, after giving effect thereto, the Seller's tangible net worth  would be less than  $2,000,000,  or (B) any  Restricted  Payment
           (including any dividend) if, after giving effect thereto, any

        Termination              Event or Unmatured Termination Event shall have
                                 occurred and be continuing.

      A. Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement or the Company Notes; or (iii) form any

  Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

     A. Use of Seller's Share of Collections. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Issuer and the Administrator under the Agreement and under the Fee
   Letter); (ii) the payment of accrued and unpaid interest on the Company Notes; (iii) the payment of principal of the Notes and (iv) other legal and valid organizational purposes.

      A. Tangible Net Worth. The Seller will not permit its tangible net worth, at any time, to be less than $2,000,000.

       2. Covenants of the Servicer and IMO. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

      A. Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, IMO shall comply (and shall cause each
   Originator to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

        A. Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, IMO, also will (and will cause each Originator to) maintain and implement administrative and operating procedures
 (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing
                                 Receivable).

     A. Change in Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, IMO, shall not make (and shall not permit any Originator to make) any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy that would adversely affect the collectibility of the

Receivables Pool or the enforceability of any related Contract or the ability of the Seller or Servicer to perform its obligations under any related

                        Contract or under the Agreement.

     A. Audits. The Servicer and, to the extent that it ceases to be the Servicer, IMO, shall (and shall cause each Originator to) from time to time during regular business hours, as reasonably requested in advance (unless a
Termination Event or Unmatured Termination Event exists) by the Administrator permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts, and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters.

      A. Deposits to Lock-Box Accounts. The Servicer shall: (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box
  Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis); and (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account and the Collection Account shall at all times be subject to a Lock-Box Agreement and a Collection Account Agreement, respectively. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than

                                  Collections.

      A. Reporting Requirements. IMO shall provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

      1. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of IMO, (a)
      copies of the unaudited consolidated balance sheet of IMO and its consolidated Subsidiaries as at the end of such quarter, together with unaudited statements of earnings, stockholders' equity and cash flows for such quarter and the portion of the fiscal year through such quarter, prepared in accordance with GAAP and certified by the chief financial officer, treasurer or chief accounting officer of IMO, (b) a letter from the chief financial officer, treasurer or chief accounting officer of IMO certifying to the best  knowledge of such  officer,  that neither a Termination
   Event nor an Unmatured Termination Event has occurred and is continuing;

      1. As soon as available and in any event within 120 days after the end of each fiscal year of IMO, (a) a copy of the consolidated balance sheet of IMO and its consolidated Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, each prepared in accordance with GAAP

     applied  consistently   throughout  the  periods  reflected  therein  (such
    consolidated balance sheet and such related statements to be certified without any Impermissible Qualification by independent certified public accountants of nationally recognized standing), and (b) a letter from the chief financial officer, treasurer or chief accounting officer of IMO certifying to the best knowledge of such officer, that neither a Termination Event nor an Unmatured Termination Event has occurred and is continuing, in each case as at the end of each such fiscal year and the date of delivery of such letter;

      1. as to the Servicer only, as soon as available and in any event not later than 10 days after the last day of each Reporting Period a Monthly
Report as of the last day of such Reporting Period or, within 5 Business Days of a request by the Administrator, a Monthly Report for such periods as is specified by the Administrator (including on a semi-monthly, weekly or daily basis);

        1. promptly after the sending or filing thereof, copies of all reports that IMO sends to any of its security holders, and copies of all reports and registration statements that IMO or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

       1. promptly after the filing or receiving thereof, copies of all reports and notices that IMO or any of its Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the
    U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any of its

     Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on IMO and/or any such Affiliate;

     1. promptly after IMO obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between IMO or any of its Subsidiaries and any Governmental Authority that, if not cured could be reasonably expected to have a Material Adverse Effect; (B)
 litigation or proceeding affecting IMO or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could be reasonably expected to have a Material Adverse Effect on IMO and its Subsidiaries as a whole; or (C) litigation or proceeding relating to any
                            Transaction Document; and

1.

        such other information respecting the Receivables or the condition or operations, financial or otherwise, of IMO or any of its Affiliates as the
           Administrator may from time to time reasonably request.

      A. Credit Agreement. IMO shall provide notice to the Administrator of a Termination Event described in paragraph (l) or (m) of Exhibit V within
5 Business Days after the occurrence of such Termination Event (regardless of whether the circumstances or events giving rise to such Termination Events shall have been amended, modified or waived pursuant to the Credit
                                 Agreement).

       3. Separate Existence. Each of the Seller and IMO hereby acknowledges that the Purchasers, the Issuer and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from IMO and its Affiliates. Therefore, from and after the date hereof, each of the Seller and IMO shall take all steps specifically required by the
    Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third
  Persons that the Seller is an entity with assets and liabilities distinct from those of IMO and any other Person, and is not a division of IMO, its

    Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and IMO shall take such actions as shall be required in order that:

              (a) The Seller will be a limited purpose entity whose primary activities are restricted in its limited liability company agreement to: (i) purchasing or otherwise acquiring from Originators, owning, holding and granting security interests or selling interests, in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

             (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

             (c) Not less than one member of the Seller's Board of Directors
          (the "Independent Director") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of IMO or any of its
      Affiliates. The limited liability company agreement of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

              (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, IMO or any Affiliate thereof;

               (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the
      Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, whichservicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;

            (f) The Seller will contract with the Servicer to perform for the
           Seller all operations required on a daily basis to service the
        Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. Except as provided in the following sentence the
                         Seller will not incur any material indirect or overhead expenses for items shared with IMO (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee,

       such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that IMO shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, rating agency and other fees;

                 (g) Except as provided in clause (f) above, the Seller's operating expenses will not be paid by IMO or any other Affiliate thereof;

                (h) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

             (i) The Seller's books and records will be maintained separately from those of IMO and any other Affiliate thereof;

            (j) All financial statements of IMO or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose entity exists as a Subsidiary of IMO, and (ii) Originators have sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

               (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of IMO or any Affiliate thereof;

             (l) The Seller will strictly observe organizational formalities in its dealings with IMO or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of IMO or any
        Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which IMO or any
       Affiliate thereof (other than IMO in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of IMO or any Subsidiary or other Affiliate of IMO. The Seller will pay to the appropriate
        Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate; and

             (m) The Seller will maintain arm's-length relationships with IMO
         (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the
       Seller. Neither the Seller nor IMO will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and IMO will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

            (n) IMO shall not pay the salaries of Seller's employees, if any.


                                    EXHIBIT V

                               TERMINATION EVENTS

               Each of the following shall be a "Termination Event":

     A. (i) the Seller, any Originator or the Servicer (if IMO or any of its Affiliates) shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall  continue  unremedied  for one
  Business Day or (ii) the Seller, any Originator or the Servicer (if IMO or

   any of its Affiliates) shall fail to perform or observe any other term, covenant or agreement under the Agreement or any other Transaction Document and such failure shall continue for 30 days after notice thereof from the
                         Issuer or the Administrator;

       A. IMO (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that
                IMO (or such Affiliate) then has as Servicer;

         A. any representation or warranty made or deemed made by the Seller, IMO, or any Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller, IMO, or any Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

       A. the Seller or the Servicer shall fail to deliver the Monthly Report pursuant to the Agreement, and such failure shall remain unremedied for five days after notice thereof from the Issuer or the Administrator;

       A. the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased
 Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the

     Purchased Interest in the Pool Receivables, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or

(ii) cease to create, or the interest of the Issuer with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim,

      A. the Seller, IMO, or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller,
 IMO, or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment,

 protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, IMO or any Originator shall take any organizational or corporate action, as applicable to authorize any of the actions set forth above in this paragraph;

     A. (i) the (A) Default Ratio shall exceed 3.5%, (B) the Delinquency Ratio shall exceed 9.0% or (C) the Dilution Ratio shall exceed 8.0% or (ii)
the average for three consecutive Reporting Periods of: (A) the Default Ratio shall exceed 2.5%, (B) the Delinquency Ratio shall exceed 8.0%(C) the
                        Dilution Ratio shall exceed 7.0%.

                     A. a Change in Control shall occur,

       A. at any time (i) the sum of (A) the Capital plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Issuer's Share of the amount of Collections then on deposit in the Lock-Box Accounts and the Collection Account (other than amounts set aside therein representing Discount and Fees), and such circumstance shall not have been cured within four Business Days,

       (j) (i) IMO or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $2,500,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived); or (ii) any other event (other than a Termination Event described in paragraph (l) or (m) of Exhibit V) shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

        (k) either: (i) the Internal Revenue Service shall file a notice of lien asserting a claim pursuant to the Internal Revenue Code with regard to any of the assets of Seller, any Originator, IMO or any ERISA Affiliate, or
  (ii) the Pension Benefit Guaranty Corporation shall file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller,

                 any Originator, IMO or any ERISA Affiliate;

        (l) IMO shall fail to perform and comply with each of the financial covenants set forth in Section 7.2.4 of the Credit Agreement as in effect on the date hereof, (regardless of whether such covenants may be amended, modified or waived from time to time in accordance with the Credit

Agreement), each of which covenants and agreements, together with all related definitions, exhibits and ancillary provisions, are hereby incorporated in this Agreement by reference as through specifically set forth in this paragraph (l) and shall survive the termination and/or expiration of the
                              Credit Agreement; or

      (m) the occurrence of an event set forth in Section 8.1.5 of the Credit Agreement as in effect on the date hereof, (regardless of whether such event may be amended, modified or waived from time to time in accordance with the

  Credit Agreement), each of which events and agreements, together with all related definitions, exhibits and ancillary provisions, are hereby incorporated in this Agreement by reference as through specifically set forth in this paragraph (m) and shall survive the termination and/or expiration of the Credit Agreement.

                                   SCHEDULE I

                          CREDIT AND COLLECTION POLICY

                                   SCHEDULE II

                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

               Lock-Box Bank Lock-Box Accounts Lock-Box Number

                   Bank of America, N.A. 3751450524 502932

                   Bank of America, N.A. 3751450540 502944

                   Bank of America, N.A. 3751450537 502924

                   Bank of America, N.A. 3751450553 502959
                                                                          502910
                                                                          502919

                                  SCHEDULE III

                                   TRADE NAMES

                                      None

                                                                         ANNEX A

                                             to Receivables Purchase Agreement

                             FORM OF MONTHLY REPORT

                                                                         ANNEX B

                                             to Receivables Purchase Agreement

                             FORM OF PURCHASE NOTICE